Exhibit 99.1

Cactus Announces First Quarter 2019 Results

HOUSTON – May 1, 2019 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the first quarter of 2019.

First Quarter 2019 Highlights

•	Increased revenues 13.6% from fourth quarter 2018 to $158.9 million, with growth across all business lines;
•	Grew income from operations 10.6% sequentially to $48.5 million;
•	Reported net income of $48.4 million and diluted earnings per Class A share of $0.59, inclusive of an $8.2 million deferred tax benefit;
•	Generated net income, as adjusted(1) of $36.9 million and diluted earnings per share, as adjusted(1) of $0.49;
•	Reported Adjusted EBITDA(2) and related margin(3) of $59.0 million and 37.2%, respectively; and
•	Generated cash flow from operations during the first quarter of 2019 of $34.2 million.

Financial Summary

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(in thousands)
Revenues	$158,875	$139,824	$115,110
Income from operations	$48,492	$43,864	$35,217
Operating income margin	30.5%	31.4%	30.6%
Net income (4)	$48,446	$38,683	$26,408
Net income, as adjusted (1)	$36,871	$33,827	$25,845
Adjusted EBITDA (2)	$59,049	$53,508	$42,672
Adjusted EBITDA margin (3)	37.2%	38.3%	37.1%

(1)

Net income, as adjusted and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus Wellhead, LLC (“Cactus LLC”), its operating subsidiary, at the beginning of the period. Additional information regarding net income, as adjusted and diluted earnings per share, as adjusted and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.

(2)	Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)	The percentage of Adjusted EBITDA to Revenues.
(4)	Net income during the first quarter of 2019 is inclusive of a deferred tax benefit of $8.2 million which resulted in a total income tax benefit of $1.0 million during the quarter.

Scott Bender, President and CEO of Cactus, commented, “The first quarter of 2019 was encouraging, with significant sequential revenue growth across all of our business lines generating our highest quarterly revenues to date. Growth was driven by continued market share gains in both Product and Rental, combined with a rebound in U.S. onshore completions activity. Despite cost headwinds driven largely by the impact of Section 301 tariffs and a strengthening yuan, we generated attractive margins, which highlights our differentiated product offerings and strength in execution. Additionally, we continue to generate industry leading returns and significant free cash flow.

“While the U.S. onshore rig count has continued to move lower during the second quarter of 2019, an improved macro environment gives us optimism that drilling activity may recover to some extent in the second half of the year. Demand for our Rental offerings remains strong, as customers look for high-quality products that reduce non-productive time and increase efficiencies.”

Mr. Bender concluded, “Feedback regarding the performance of our new frac innovations continues to be positive, and we expect investments in these offerings to benefit our Rental business in the second half of 2019, assuming broader completions activity levels hold. As always, growth initiatives will be pursued at levels that support our attractive return on capital profile.”

Revenue Categories

Product

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(in thousands)
Product revenue	$86,640	$78,901	$58,926
Gross profit	$33,622	$33,123	$21,860
Gross margin	38.8%	42.0%	37.1%

First quarter 2019 product revenue increased $7.7 million, or 9.8%, sequentially, as sales of wellhead equipment and production related equipment increased due to greater market share and more wells turned in-line by the Company’s customers. Gross profit increased $0.5 million sequentially, with margins declining 320 basis points reflecting the impact of Section 301 tariffs and changes in foreign currency exchange rates. Cactus’ estimated market share(4) was 29.1% in the first quarter of 2019 compared to 27.8% during the fourth quarter of 2018.

Rental

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(in thousands)
Rental revenue	$38,497	$31,194	$29,145
Gross profit	$20,706	$17,656	$16,969
Gross margin	53.8%	56.6%	58.2%

First quarter 2019 rental revenue increased $7.3 million, or 23.4%, sequentially, following continued investment in the Company’s rental fleet and a rebound in activity. Gross profit increased $3.1 million sequentially with gross profit margins down 280 basis points, primarily due to costs incurred as a result of transitory issues in the field and the accelerated deployment and relocation of assets.

Field Service and Other

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(in thousands)
Field service and other revenue	$33,738	$29,729	$27,039
Gross profit	$6,832	$3,598	$5,502
Gross margin	20.3%	12.1%	20.3%

First quarter 2019 field service and other revenue increased $4.0 million, or 13.5%, sequentially, as higher completions activity coupled with a seasonal recovery drove an increase in associated billable hours and ancillary services. Gross profit increased $3.2 million sequentially due to higher labor utilization during the quarter, with margins rebounding from the seasonally impacted levels of the fourth quarter.

Selling, General and Administrative Expenses (“SG&A”)

SG&A for first quarter 2019 was $12.7 million (8.0% of revenues), compared to $10.5 million (7.5% of revenues) for fourth quarter 2018 and $9.1 million (7.9% of revenues) for first quarter 2018. The sequential increase is primarily related to higher audit and tax professional fees, employment benefits and taxes, and stock-based compensation.

Liquidity and Capital Expenditures

As of March 31, 2019, the Company had $88.1 million of cash, no bank debt outstanding and the full $75.0 million of capacity available under its revolving credit facility. Operating cash flow was $34.2 million for first quarter 2019, attributable to improved operating results but impacted by a sharp increase in activity.

Net capital expenditures for first quarter 2019 were $13.8 million, driven largely by additions to the Company’s fleet of rental assets to meet customer demand for higher pressure valves.

For the full year 2019, the Company still expects capital expenditures to be in the range of $60 to $65 million.

Other Items

On March 21, 2019, Cactus closed an underwritten secondary offering of 8.5 million shares of its Class A common stock by certain selling stockholders. Cactus did not receive any proceeds from the sale of the common stock in the offering. Cactus incurred $1.0 million in costs associated with the offering, which were recorded as Other Expense.

As of March 31, 2019, Cactus had 46,390,804 shares of Class A common stock outstanding (representing 61.8% of the total voting power) and 28,718,409 shares of Class B common stock outstanding (representing 38.2% of the total voting power).

Conference Call Details

The Company will host a conference call to discuss financial and operational results tomorrow, Thursday, May 2, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (866) 670-2203. International parties may dial (630) 489-9861. The access code is 2989706. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.

About Cactus, Inc.

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers' wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Eagle Ford and Bakken, among other areas, and in Eastern Australia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.  When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form

10-K and any Quarterly Reports on Form 10-Q. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com

Source: Cactus, Inc.

Cactus, Inc.

Condensed Consolidated Statements of Income

(unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(in thousands, except per share data)
Revenues
Product revenue	$86,640	$58,926
Rental revenue	38,497	29,145
Field service and other revenue	33,738	27,039
Total revenues	158,875	115,110

Costs and expenses
Cost of product revenue	53,018	37,066
Cost of rental revenue	17,791	12,176
Cost of field service and other revenue	26,906	21,537
Selling, general and administrative expenses	12,668	9,114
Total costs and expenses	110,383	79,893
Income from operations	48,492	35,217

Interest income (expense), net	23	(2,852)
Other income (expense), net	(1,042)	(4,305)
Income before income taxes	47,473	28,060
Income tax expense (benefit)	(973)	1,652
Net income	$48,446	$26,408
Less: pre-IPO net income attributable to Cactus LLC	-	13,648
Less: net income attributable to non-controlling interest	21,639	9,007
Net income attributable to Cactus Inc.	$26,807	$3,753

Earnings per Class A share - basic	$0.69	$0.14
Earnings per Class A share - diluted (a)	$0.59	$0.14

Weighted average shares outstanding - basic	38,719	26,450
Weighted average shares outstanding - diluted (a)	75,246	26,648

(a)

Dilution for the three months ended March 31, 2019 includes an additional $17,504 of income attributable to non-controlling interest adjusted for a corporate effective tax rate of 24%, and the weighted average shares of Class B common stock of 36,292 plus the dilutive effect of 235 shares of restricted stock unit awards. Dilution excludes 48.4 million shares of Class B common stock for the three months ended March 31, 2018 as the effect would be anti-dilutive.

Cactus, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2019	2018
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$88,116	$70,841
Accounts receivable, net	107,873	92,269
Inventories	108,182	99,837
Prepaid expenses and other current assets	11,028	11,558
Total current assets	315,199	274,505

Property and equipment, net	148,856	142,054
Operating lease right-of-use asset, net	25,110	-
Goodwill	7,824	7,824
Deferred tax asset, net	244,359	159,053
Other noncurrent assets	1,285	1,308
Total assets	742,633	584,744

Liabilities and Equity
Current liabilities
Accounts payable	$44,847	$42,047
Accrued expenses and other current liabilities	15,932	15,650
Current portion of liability related to tax receivable agreement	9,574	9,574
Finance lease obligations, current portion	6,956	7,353
Operating lease liabilities, current portion	6,772	-
Total current liabilities	84,081	74,624

Deferred tax liability, net	1,244	1,036
Liability related to tax receivable agreement, net of current portion	214,968	138,015
Finance lease obligations, net of current portion	7,225	8,741
Operating lease liabilities, net of current portion	18,754	-
Total liabilities	326,272	222,416

Equity	416,361	362,328
Total liabilities and equity	$742,633	$584,744

Cactus, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Cash flows from operating activities
Net income	$48,446	$26,408
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	8,881	6,621
Debt discount and deferred loan cost amortization	42	219
Stock-based compensation	1,676	834
Inventory obsolescence	224	451
Loss on disposal of assets	863	29
Deferred income taxes	(2,796)	963
Loss on debt extinguishment	-	4,305
Changes in operating assets and liabilities:
Accounts receivable	(15,597)	(419)
Inventories	(8,875)	(5,594)
Prepaid expenses and other assets	2,156	(56)
Accounts payable	192	792
Accrued expenses and other liabilities	737	4,012
Operating lease liabilities	(1,710)	-
Net cash provided by operating activities	34,239	38,565

Cash flows from investing activities
Capital expenditures and other	(14,655)	(16,127)
Proceeds from sale of assets	808	440
Net cash used in investing activities	(13,847)	(15,687)

Cash flows from financing activities
Principal payments on long-term debt	-	(248,529)
Payments on capital leases	(1,846)	(1,266)
Net proceeds from equity offerings	-	469,621
Distributions to members	(235)	(26,041)
Redemptions of CW Units	-	(216,425)
Repurchase of shares	(1,474)	-
Net cash used in financing activities	(3,555)	(22,640)

Effect of exchange rate changes on cash and cash equivalents	438	48

Net increase in cash and cash equivalents	17,275	286

Cash and cash equivalents
Beginning of period	70,841	7,574
End of period	$88,116	$7,860

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

Net income, as adjusted and diluted earnings per share, as adjusted(1)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(in thousands, except per share data)
Net income	$48,446	$38,683	$26,408
Adjustments:
Secondary offering related expenses, pre-tax (5)	1,042	-	-
Term loan interest, pre-tax (6)	-	-	2,284
Loss on debt extinguishment, pre-tax (7)	-	-	4,305
Stock-based compensation, pre-tax (8)	-	-	(417)
Income tax expense differential (9)	(12,617)	(4,856)	(6,735)
Net income, as adjusted (1)	$36,871	$33,827	$25,845

Diluted earnings per share, as adjusted (1)	$0.49	$0.45	$0.34

Weighted average shares outstanding, as adjusted (10)	75,246	75,321	75,096

(1)

Net income, as adjusted and diluted earnings per share, as adjusted are not measures of net income as determined by GAAP. Net income, as adjusted and diluted earnings per share, as adjusted are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines net income, as adjusted as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Net income, as adjusted, also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as net income, as adjusted divided by weighted average shares outstanding, as adjusted. The Company believes this supplemental information is useful for evaluating performance period over period.

(5)

Reflects fees and expenses recorded in first quarter 2019 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.

(6)	Reflects the removal of the term loan interest expense recorded during first quarter 2018 as the term loan was repaid in full in conjunction with the IPO.
(7)

Reflects the removal of the loss on debt extinguishment recorded in first quarter 2018 in conjunction with the IPO related to the write-off of the unamortized balance of deferred financing costs and original issue discount.

(8)	Represents the additional stock-based compensation expense that would have been recorded during the first quarter of 2018 assuming the restricted stock unit awards were issued as of January 1, 2018.
(9)

Represents the increase in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for items in (5), (6), (7) and (8) above, based on a corporate effective tax rate of 24.0% on income before income taxes for the three months ended March 31, 2019, 22.5% for the three months ended December 31, 2018, and 24.5% for the three months ended March 31, 2018.

(10)

Reflects 46,293, 37,654, and 26,450 shares of Class A common stock and 28,718, 37,236 and 48,440 of additional shares for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively, as if the Class B common stock was exchanged and canceled for Class A common stock at the beginning of the period, plus the dilutive effect of 235, 431, and 206 shares for restricted stock unit awards for the three month periods ended March 31, 2019, December 31, 2018 and March 31, 2018 respectively.

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

EBITDA and Adjusted EBITDA(2)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(in thousands)
Net income	$48,446	$38,683	$26,408
Interest (income) expense, net	(23)	225	2,852
Income tax expense (benefit)	(973)	4,956	1,652
Depreciation and amortization	8,881	8,324	6,621
EBITDA (2)	56,331	52,188	37,533
Secondary offering related expenses	1,042	-	-
Loss on debt extinguishment	-	-	4,305
Stock-based compensation	1,676	1,320	834
Adjusted EBITDA (2)	$59,049	$53,508	$42,672

(2)

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non‑GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding other items outlined above.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

Cactus, Inc. – Supplemental Information

Depreciation and Amortization by Category

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(in thousands)
Cost of product revenue	$765	$901	$776
Cost of rental revenue	5,517	4,939	3,954
Cost of field service and other revenue	2,450	2,358	1,790
Selling, general and administrative expenses	149	126	101
Total depreciation and amortization	$8,881	$8,324	$6,621

Cactus, Inc. – Supplemental Information

Estimated Market Share(4)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Cactus U.S. onshore rigs followed	297	291	250
Baker Hughes U.S. onshore rig count quarterly average	1,021	1,048	948
Market share (4)	29.1%	27.8%	26.4%

(4)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.